Exhibit 99.1

MaxCyte Reports Third Quarter 2023 Financial Results and Reiterates Full Year 2023 Revenue Guidance

ROCKVILLE, MD, November 8, 2023 — MaxCyte, Inc., (NASDAQ: MXCT; LSE: MXCT), a leading, cell-engineering focused company providing enabling platform technologies to advance the discovery, development and commercialization of next-generation cell therapeutics and innovative bioprocessing applications, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter and Recent Highlights

●	Total revenue of $8.0 million in the third quarter of 2023, a decrease of 25% compared to the third quarter of 2022.
●	Core business revenue of $6.6 million in the third quarter of 2023, a decrease of 33% compared to the third quarter of 2022.
●	SPL Program-related revenue of $1.4 million in the third quarter of 2023, compared to $0.8 million in the third quarter of 2022.
●	Gross profit of $7.2 million (90% gross margin), compared to $9.3 million (87% gross margin) in the third quarter of 2022.
●	Full year 2023 revenue guidance of approximately $34-$36 million total revenue and approximately $28-$30 million of core revenue, and SPL Program-related revenue of approximately $6 million, all consistent with guidance previously provided on October 4th.
●	Total cash, cash equivalents and investments were $208.7 million as of September 30, 2023.
●	We continue to expect to end the year with approximately $200 million in cash, cash equivalents and investments, which would be unchanged from our initial outlook at the beginning of the year.

“MaxCyte’s third quarter revenue was at the higher end of our preliminary revenue range we announced in October. We continue to evaluate and address the industry challenges we have seen throughout 2023, with performance in-line with the revised guidance that we provided last month. Customers, particularly early-stage customers, continue to reprioritize their spend and operate with more caution—an operating environment we expect to persist at least through the remainder of 2023,” said Doug Doerfler, President and Chief Executive Officer at MaxCyte.

“Despite these challenges, we believe that the long-term opportunity for the cell and gene therapy market is robust and continue to make targeted investments that support the industry and our partners in their development of high-potential complex cell therapies through the clinical and commercial stages. This includes further expansion of gene-editing modalities and indications such as autoimmune disease, solid tumors, and rare diseases. We are proud of our partners’ progress and success thus far and we look forward to cell therapies supported by MaxCyte’s platform entering the market in the near, medium, and long term. Importantly, we remain confident in our ability to expand our partnership portfolio and support the market in enabling a growing set of next-generation cell therapies. We are also excited about the prospects of the VLx platform and expanding our market opportunity into bioprocessing applications including rapid large-scale transiently expressed protein production for preclinical and early clinical use.”

The following table provides details regarding the sources of our revenue for the periods presented.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2023	2022	%	2023	2022	%
(in thousands, except percentages)
Cell therapy	$4,701	$7,898	(40%)	$17,311	23,002	(25%)
Drug discovery	1,900	1,991	(5%)	5,350	6,074	(12%)
Program-related	1,404	754	86%	2,962	2,762	7%
Total revenue	$8,005	$10,643	(25%)	$25,623	$31,838	(20%)

Third Quarter 2023 Financial Results

Total revenue for the third quarter of 2023 was $8.0 million, compared to $10.6 million in the third quarter of 2022, representing a decline of 25%.

Core business revenue (sales and leases of instrument and disposables to cell therapy and drug discovery customers, excluding SPL Program-related revenue) for the third quarter of 2023 was $6.6 million, compared to $9.9 million in the third quarter of 2022, representing a decline of 33%.

Cell therapy revenue for the third quarter of 2023 was $4.7 million, compared to $7.9 million in the third quarter of 2022, representing a decline of 40%. Drug discovery revenue for the third quarter of 2023 was $1.9 million, compared to $2.0 million in the third quarter of 2022, representing a decline of 5%.

Strategic Platform License (SPL) Program-related revenue was $1.4 million in the third quarter of 2023, as compared to $0.8 million in the third quarter of 2022.

Gross profit for the third quarter of 2023 was $7.2 million (90% gross margin), compared to $9.3 million (87% gross margin) in the third quarter of 2022.

Operating expenses for the third quarter of 2023 were $21.2 million, compared to operating expenses of $17.0 million in the third quarter of 2022.

Third quarter 2023 net loss was $11.3 million compared to net loss of $6.4 million for the same period in 2022. EBITDA, a non-GAAP measure, was a loss of $12.9 million for the third quarter of 2023, compared to a loss of $7.1 million for the third quarter of 2022. Stock-based compensation expense was $3.6 million for the third quarter versus $3.2 million for the third quarter of 2022.

2023 Revenue Guidance

●	Total revenue expected to be approximately $34 - 36 million for the year.
●	Core revenue expected to be approximately $28 - 30 million for the year.
●	SPL Program-related revenue expected to be approximately $6 million for the year.

Webcast and Conference Call Details

MaxCyte will host a conference call today, November 8, 2023, at 4:30 p.m. Eastern Time. Investors interested in listening to the conference call are required to register online. A live and archived webcast of the event will be available on the “Events” section of the MaxCyte website at https://investors.maxcyte.com/.

About MaxCyte

At MaxCyte, we pursue cell engineering excellence to maximize the potential of cells to improve patients’ lives. We have spent more than 20 years honing our expertise by building best-in-class platforms, perfecting the art of the transfection workflow, and venturing beyond today’s processes to innovate tomorrow’s solutions. Our ExPERT™ platform, which is based on our Flow Electroporation® technology, has been designed to support the rapidly expanding cell therapy market and can be utilized across the continuum of the high-growth cell therapy sector, from discovery and development through commercialization of next-generation, cell-based medicines. The ExPERT family of products includes: four instruments, the ATx™, STx™, GTx™ and VLx™; a portfolio of proprietary related processing assemblies or disposables; and software protocols, all supported by a robust worldwide intellectual property portfolio. By providing our partners with the right technology platform, as well as scientific, technical, and regulatory support, we aim to guide them on their journey to transform human health. Learn more at maxcyte.com and follow us on Twitter and LinkedIn.

Non-GAAP Financial Measures

This press release contains EBITDA, which is a non-GAAP measure defined as earnings, before interest, tax, depreciation and amortization. MaxCyte believes that EBITDA provides useful information to management and investors relating to its results of operations. The company’s management uses this non-GAAP measure to compare the company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The company believes that the use of EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider EBITDA in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of EBITDA is that it excludes significant expenses that are required by GAAP to be recorded in the company’s financial statements. In order to compensate for these limitations, management presents EBITDA together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation table of net loss, the most comparable GAAP financial measure, to EBITDA is included at the end of this release. MaxCyte urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding expected total revenue, core business revenue and SPL Program-related revenue for the year ending December 31, 2023, cash resources and investments at the end of 2023, reduced spend in the near term from early-stage customers, longer-term growth of the cell therapy industry, expansion of the company’s platform into bioprocessing applications, expansion of and revenue from our SPLs and the progression of our customers’ programs into and through clinical trials and into commercialization. The words "may," “might,” "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," “expect,” "estimate," “seek,” "predict," “future,” "project," “prospect,” "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management's current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with the timing and outcome of our customers’ ongoing and planned clinical trials; the adequacy of our cash resources and availability of financing on commercially reasonable terms; general market and economic conditions that may impact investor confidence in the biopharmaceutical industry and affect the amount of capital such investors provide to our current and potential partners; and market acceptance and demand for our technology and products. These and other risks and uncertainties are described in greater detail in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on March 15, 2023, as well as in discussions of potential risks, uncertainties, and other important factors in our most recent Quarterly report on Form 10-Q and the other filings that we make with the Securities and Exchange Commission from time to time. These documents are available through the Investor Menu, Financials section, under “SEC Filings” on the Investors page of our website at http://investors.maxcyte.com. Any forward-looking statements represent our views only as of the date of this press release and should not be relied upon as representing our views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

MaxCyte Contacts:

US IR Adviser Gilmartin Group David Deuchler, CFA	+1 415-937-5400 ir@maxcyte.com

US Media Relations Seismic Valerie Enes	+1 408-497-8568

Nominated Adviser and Joint Corporate Broker Panmure Gordon Emma Earl / Freddy Crossley Corporate Broking Rupert Dearden	+44 (0)20 7886 2500

UK IR Adviser
ICR Consilium Mary-Jane Elliott Chris Welsh	+44 (0)203 709 5700 maxcyte@consilium-comms.com

MaxCyte, Inc.

Unaudited Consolidated Balance Sheets

	September 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$49,170,300	$11,064,700
Short-term investments, at amortized cost	141,070,100	216,274,900
Accounts receivable, net	8,166,700	11,654,600
Accounts receivable – TIA*	—	1,912,400
Inventory	12,532,800	8,580,800
Prepaid expenses and other current assets	3,399,500	2,778,800
Total current assets	214,339,400	252,266,200

Investments, non-current, at amortized cost	18,428,700	—
Property and equipment, net	23,771,800	23,724,700
Right-of-use asset - operating leases	9,567,800	9,853,500
Other assets	619,400	809,000
Total assets	$266,727,100	$286,653,400

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$446,600	$531,800
Accrued expenses and other	9,917,600	8,025,300
Operating lease liability, current	698,700	156,800
Deferred revenue, current portion	5,585,900	6,712,600
Total current liabilities	16,648,800	15,426,500

Operating lease liability, net of current portion	15,383,400	15,938,100
Other liabilities	1,318,400	1,321,600
Total liabilities	33,350,600	32,686,200

Stockholders’ equity
Preferred stock, $0.01 par value; 5,000,000 shares authorized and no shares issued and outstanding at September 30, 2023 and December 31, 2022	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized, 103,548,943 and 102,397,913 shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	1,035,500	1,024,000
Additional paid-in capital	402,861,500	390,818,500
Accumulated deficit	(170,520,500)	(137,875,300)
Total stockholders’ equity	233,376,500	253,967,200
Total liabilities and stockholders’ equity	$266,727,100	$286,653,400

* Tenant improvement allowance (“TIA”)

MaxCyte, Inc.

Unaudited Consolidated Statements of Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$8,004,500	$10,642,800	$25,623,400	$31,837,900
Cost of goods sold	793,400	1,368,900	3,168,900	3,551,900
Gross profit	7,211,100	9,273,900	22,454,500	28,286,000

Operating expenses:
Research and development	6,264,100	5,325,100	17,974,900	13,786,400
Sales and marketing	7,046,900	4,506,700	19,779,100	13,276,000
General and administrative	6,820,300	6,444,400	21,981,700	20,179,600
Depreciation and amortization	1,032,500	709,800	2,922,100	1,654,300
Total operating expenses	21,163,800	16,986,000	62,657,800	48,896,300
Operating loss	(13,952,700)	(7,712,100)	(40,203,300)	(20,610,300)

Other income:
Other expense	—	(116,000)	—	(116,000)
Interest income	2,700,900	1,394,400	7,558,100	1,964,900
Total other income	2,700,900	1,278,400	7,558,100	1,848,900
Net loss	$(11,251,800)	$(6,433,700)	$(32,645,200)	$(18,761,400)
Basic and diluted net loss per share	$(0.11)	$(0.06)	$(0.32)	$(0.18)
Weighted average shares outstanding, basic and diluted	103,449,715	101,806,173	103,121,997	101,555,065

MaxCyte, Inc.

Unaudited Consolidated Statements of Cash Flows

	Nine Months Ended September 30,

	2023	2022
Cash flows from operating activities:
Net loss	$(32,645,200)	$(18,761,400)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	3,069,300	1,778,300
Net book value of consigned equipment sold	80,000	61,900
Loss on disposal of fixed assets	2,600	128,600
Stock-based compensation	10,404,500	8,633,800
Bad debt expense	221,000	—
Amortization of discounts on investments	(5,123,300)	(1,158,400)

Changes in operating assets and liabilities:
Accounts receivable	3,266,900	(556,800)
Accounts receivable - TIA	1,912,400	(775,000)
Inventory	(4,087,600)	(2,880,700)
Prepaid expense and other current assets	(620,700)	31,800
Right-of-use asset – operating leases	285,700	(4,263,000)
Other assets	189,600	(873,100)
Accounts payable, accrued expenses and other	1,519,800	1,156,100
Operating lease liability	(12,800)	9,341,900
Deferred revenue	(1,126,700)	(455,000)
Other liabilities	(3,200)	(105,600)
Net cash used in operating activities	(22,667,700)	(8,696,600)

Cash flows from investing activities:
Purchases of investments	(185,620,600)	(213,541,400)
Maturities of investments	247,520,000	232,096,000
Purchases of property and equipment	(2,785,200)	(16,282,600)
Proceeds from sale of equipment	9,100	—
Net cash provided by investing activities	59,123,300	2,272,000

Cash flows from financing activities:
Proceeds from exercise of stock options	1,650,000	1,662,500
Net cash provided by financing activities	1,650,000	1,662,500
Net increase (decrease) in cash and cash equivalents	38,105,600	(4,762,100)
Cash and cash equivalents, beginning of period	11,064,700	47,782,400
Cash and cash equivalents, end of period	$49,170,300	$43,020,300

Unaudited Reconciliation of GAAP Net Loss to Non-GAAP EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
(in thousands)
Net loss (GAAP)	$(11,252)	$(6,434)	$(32,645)	$(18,761)
Depreciation and amortization expense	1,081	743	3,069	1,778
Interest income	(2,701)	(1,394)	(7,558)	(1,965)
Income taxes	—	—	—	—
EBITDA (Non-GAAP)	$(12,871)	$(7,085)	$(37,134)	$(18,948)